EXHIBIT 10.19

                        EMPLOYMENT AGREEMENT

       THIS AGREEMENT, dated as of August 1, 1993 (the
  "Effective Date"), between Supermarkets General Corporation, a
  Delaware corporation (the "Company"), and Anthony Cuti
  ("Executive"), and joined in by SMG-II Holdings Corporation, a Delaware corporation, and parent corporation to the Company
  ("SMG-II").


                        W I T N E S S E T H
                        -------------------


       WHEREAS, the Company and Executive are paries to an Employment Agreement, dated as of July 26, 1990 (the "Prior
  Agreement"); and

       WHEREAS, subsequent to the execution of the Prior
  Agreement, Executive has assumed the position of President the Company, Supermarkets General Holdings Corporation
  ("Holdings") and SMG-II; and

       WHEREAS, the parties now desire to enter into a new employment agreement reflecting the terms and conditions of Executive's current positions with the Company and certain other agreements and understandings between the parties, and the parties further intend that such new agreement shall supersede the Prior Agreement;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

       1.   Employment and Duties.
            ---------------------

            (a)  General.  The Company hereby employs Executive
                 -------
  and Executive agrees upon the terms and conditions herein set forth to serve as President of the Company and, in such capacity,shall perform such duties as may be delineated in the by-laws of the Company, and such other duties, commensurate with Executive's title and position of President, as may be assigned to Executive from time to time by the Chairman and Chief Executive Officer of the Company, or by the Board of Directors of the Company or the Board of Directors of Supermarkets General Holdings Corporation ("Holdings"), parent corporation of the Company, or such officer of the Company or Holdings as may be designated by the Board of Directors of the Company or Holdings. If elected or appointed, Executive shall also serve as a director or officer of any of the Company's subsidiaries or affiliated companies and, if elected, will serve as an officer or a member of the Board of Directors or committees of the Board of Directors of the Company Holdings or SMG-II, without further compensation.

            (b)  Full-Time Service.  Throughout the Period (as
                 -----------------
  defined in paragraph 2 below), Executive shall, except as may from time to time be otherwise agreed to in writing by the Company and unless prevented by ill health, devote his full-time working hours to his duties hereunder, in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Board of Directors of the Company, and Holdings, shall use his best efforts to promote and serve the interests of the Company.

            (c)  No Other Employment.     Throughout the Period,
                 -------------------
  Executive shall not, directly or indirectly, render services to any other person or organization for which he receives compensation without the consent of the Board of Directors of Holdings or the Company, or otherwise engage in activities which would interfere significantly with his faithful







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  performance of his duties hereunder.  Executive may perform inconsequential services without specific compensation therefor in connection with the management of personal investments, provided that such activity does not contravene the provisions of subparagraph 1(b) hereof or paragraph 5 hereof.

       2.   Term of Employment. The Company shall retain
            ------------------
  Executive and Executive shall serve in the employ of the Company for an initial period of three years commencing on the Effective Date and extending through and including July 31, 1996 (the "Initial Period"); provided, however, that
                               --------  -------
  commencing on the second anniversary of the Effective Date and each successive anniversary thereafter the term of employment hereunder shall be automatically extended for one additional year, unless at least 30 days prior to such anniversary the Company has delivered to Executive, or Executive has delivered to the Company, written notice of its or his desire, as the case may be, not to extend the term of employment (the Initial Period, including the extensions thereof, if any, is herein referred to as the "Period"; provided, further, that the
                               --------  -------
  period shall terminate when Executive's employment hereunder terminates).

       3.   Compensation and other Benefits.   Subject to the
            -------------------------------
  provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to Executive during the Period as compensation for services rendered hereunder:

            (a)  Base Salary.   The Company shall pay to
                 -----------
  Executive an annual base salary (the "Base Salary) at the rate of $300,000 per annum, payable in accordance with the Company's then current payroll practice. The Base Salary shall be reviewed annually and may be increased in the discretion of the Board of Directors of Holdings or the Company. The Company shall be entitled to deduct or withhold all taxes and charges which the Company may be required to deduct or withhold therefrom.

            (b)  Bonus.    Commencing on the Effective Date, for
                 -----
  each fiscal year in the period (or fraction thereof), Executive shall be eligible to receive a bonus, ranging in each year from 0 to a maximum rate of 75% of annual Base Salary, in accordance with the terms of the Executive Incentive Plan ("EIP") of the Company as in effect for Company Executives.

            (c)  Employee Benefit Plans.  At all times during
                 ----------------------
  the Period, Executive shall be provided the opportunity to participate in pension and welfare plans, programs and arrangements (the "Plans") that are generally made available to executives of the Company, or as may be deemed appropriate by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"), or if there shall be no Compensation Committee, then the Compensation Committee of the Board of Directors of Holdings.

            (d)  Certain Equity Considerations.     SMG-II
                 -----------------------------
  agrees that for a period of one year from the Effective Date, Executive may purchase 250 shares of SMG-II's Class A Common Stock ("Stock") at a purchase price of $100 per share in cash, subject to a private placement.

            (e)  Support Service.    At all times during the
                 ---------------
  Period, the Company shall provide Executive with office space and support services, including secretarial services, equivalent to those afforded to Executive immediately prior to the Executive Date.

            (f)  Relocation.    The Company shall not, without
                 ----------
  Executive's consent, relocate Executive's principal place of







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  business to a location beyond 20 miles from the location of
  Executive's principal place of business as of the Effective
  Date.

            (g)  Travel.   The Company shall not, without
                 ------
  Executive's consent, require Executive to travel on the Company's business to an extent materially inconsistent with the Company's normal business travel requirements.

       4.   Termination of Employment.
            -------------------------

            (a)  Termination for Cause    (i)  If, prior to the
                 ---------------------
  expiration of the Period, Executive's employment is terminated by the Company for Cause, as defined in subparagraph 4(a)(ii), or if Executive resigns from his employment without Good Reason, as defined in subparagraph 4(b)(iv), Executive shall not be eligible to receive Base Salary under subparagraph 3(a) or to participate in any Plans under subparagraph 3(c) with respect to future periods after the date of such termination or resignation except for the right to receive benefits which have become vested under any Plan in accordance with the term of such Plan. In addition, Executive shall not be eligible to receive any bonus described in subparagraph 3(b) or subparagraph 3(h) for the Company's fiscal year during which the date of termination or resignation occurs and any later years.

                 (ii) Termination for "Cause" shall mean
  termination of Executive's employment with the Company by the Board of Directors of the Company because of (A) the commission by Executive of an act of fraud or embezzlement against the Company or any of its subsidiaries; or (B) a conviction of such Executive of a crime.

                 (iii) The date of termination of employment by the Company under this paragraph 4(a) shall be the date specified in a written notice of termination (which date shall be no earlier than the date of furnishing such notice), or if no such date is specified therein, the date of receipt by Executive of such written notice of termination. The date of resignation under this written notice of resignation, or if no such notice is provided, the date the Executive ceases to perform his duties hereunder.

            (b)  Termination Without Cause; Resignation for Good
                 -----------------------------------------------
  Reason         (i)  Subject to the provisions of subparagraph
  ------
  4(b)(ii) and subparagraph 4(b)(vi), if, prior to expiration of the Period, Executive's employment is terminated by the Company without Cause or if Executive resigns from his employment with the Company for Good Reason, Executive shall be entitled to receive, as "Severance Benefits" the following:
  (A) his Base Salary at the annual rate then in effect immediately prior to such termination or resignation for the remainder of the Period or two years, whichever is longer, commencing on the day following the date of such termination or resignation (the "Severance Period"); (B) the portion of the bonus or bonuses attributable to the financial targets set for the Company under the EIP that Executive would have earned had his employment with the Company continued for the Severance Period, determined in accordance with the EIP and based on the same percentage of base compensation used to calculate bonuses for Executive at the time of such termination or resignation and subject to the Company reaching such applicable financial targets set under the EIP or any other bonus plans in the applicable fiscal years, provided,
                                                    --------
  however, that if any bonus period commences during the
  -------
  Severance Period and concludes after the expiration thereof, the amount of the bonus, if any, for such bonus period shall be prorated to take into account the portion of such bonus period coinciding with he Severance Period; and (C) continued coverage for the Severance Period under the Company health and insurance plans applicable to Executive immediately prior to such termination or resignation, or, if any such plan does not permit continued coverage of Executive, the Company shall arrange to provide a benefit substantially similar to and no less favorable than the benefits he was entitled to under the plan. reduced by any compensation or benefits which Executive is entitled to receive in connection with any employment of the Executive by another employer during the time that Severence Benefits are payable to Executive pursuant to this paragraph 4(b). Executive shall provide the Company with any evidence of amounts received in connection with other employment which the Company shall reasonably request.

                 (ii) If, following a termination of employment, Executive breaches the provisions of paragraph 5 hereof, Executive shall not be eligible, as of the date of such breach, for the payment Severance Benefits and all obligations and agreements of the Company to pay Severance Benefits shall thereupon cease.

                 (iii) The date of termination of employment by the Company under this paragraph 4(b) shall be the date specified in a written notice of termination to Executive (which date shall be no earlier than the date of furnishing such notice) or, if no such date is specified therein, the date on which such notice is given to Executive. The date of resignation under this paragraph 4(b) shall be two weeks after receipt by the Company of the written notice of resignation.

                 (iv) Resignation for "Good Reason" shall mean the Executive's voluntary termination of employment with the Company because of (A) a reduction, without Executive's written consent, in Executive's then current base or aggregate compensation, unless such reduction is generally applicable to all executives of the Company, (B) a reduction, without the Executive's consent, in Executive's then current responsibilities, (C) receipt of notice by Executive pursuant to paragraph (2) hereof of the Company's desire not to extend hardship as the Boards of Directors of Holdings and the Company may determine on a case-by-case basis.

                 (v)  Severance Benefits representing Base
  Salary continuation shall be paid in connection with the Company's then current payroll practice commencing on the next payroll date following the date of the termination of Executive's employment under subparagraph 4(b), in a gross amount equal to the amount paid to Executive by the Company for the payroll period immediately prior to such termination or resignation. Severance Benefits representing bonus payments shall be paid annually in accordance with the Company's then current practice for paying bonuses commencing within three months after the Company's fiscal year end.

                 (vi) In the event that the Severance Benefits would not be deductible in whole or in part in the calculation of Federal income tax owed by The Company or any of its affiliates or any other person or entity making such payment or providing such benefit by reason of Section 280G of the Internal Revenue Code of 1986 (the "Code"), the Severance Benefits shall be reduced until no portion of the Severance Benefits is not deductible by reason of Section 280G of the Code.

            (c)  Death.    If Executive dies prior to the
                 -----
  expiration of the Period, his Base Salary and bonus (determined as the bonus he would have earned had his employment continued until the end of the applicable bonus period during which his death occurred) will be prorated through his day of death and paid to his beneficiary or estate.

            (d)  Disability.    If Executive becomes Permanently
                 ----------
  Disabled, as defined below in this subparagraph, prior to the expiration of the Period, the Company shall be entitled to terminate his employment and Executive shall be entitled to receive disability benefits in accordance with the disability policy maintained by the Company as of the date of such disability. For the purposes of this subparagraph, Executive shall be deemed "Permanently Disabled" when, and only when, he suffers a physical or mental disability or infirmity that prevents the normal performance of duties lasting for a continuous period of six months or more.

       5.   Secrecy and Noncompetition.
            --------------------------

            (a)  No Competing Employment. For so long as
                 -----------------------
  Executive is receiving, or is entitled to receive, any payments under or pursuant to this Agreement (such period being referred to hereinafter as the "Restricted Period"), Executive shall not, unless he receives the prior written consent of the Company, directly or indirectly, whether as owner, consultant, employee, partner, venturer, agent, through stock ownership, investment of capital, lending of money or property, rendering of services, or otherwise (except ownership of less than 5% of the number of shares outstanding of any securities which are publicly traded), compete with the retail supermarket business of the Company or any other business contributing at least 15% of the consolidated revenues of the Company at the time of termination of Executive's employment hereunder (such business are hereinafter referred to as the "Business"), or assist, become interested in or be connected with any corporation, firm, partnership, joint venture, sole partnership or other entity which so competes with the Business, except for the aforementioned 5% ownership of publicly trade securities. The restrictions imposed by this subparagraph shall not apply to any geographic area in which the Company is not engaged in the business at the time of termination.

            (b)  No Interference.    During the Restricted
                 ---------------
  Period, Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization or entity (other than the Company), intentionally solicit, endeavor to entice away from the Company or any Affiliate or otherwise interfere with the relationship of the Company or any Affiliate with, any person who is employed by or associated with the Company or any affiliate (including, but not limited to, any independent sales representatives or organizations) or any person or entity who is, or was within the then most recent 12 month period, a customer or client of the Company or any Affiliate.

            (c)       Secrecy.  Executive recognizes that the
                      -------
  services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his employment hereunder with the Company, he may acquire confidential information and trade secrets concerning the operations of the Company or its Affiliates, the use or disclosure of which could cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Executive covenants and agrees with the Company that he will not at any time, except in performance of Executive's obligations to the Company hereunder or with the prior written consent of the Board of Directors of Holdings, directly or indirectly, disclose any secret or confidential information that he may learn by reason of his association with the Company or use any such information to the detriment of the Company, Holdings or any of their affiliates. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company's management with respect to the Company's, Holdings' or any of their respective subsidiaries' or affiliates' business plans, prospects and opportunities, the identity of clients, suppliers or customers, information regarding operational strengths and weaknesses, trade secrets, know-how and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, marketing plans or strategies, and financial information. Executive understands and agrees that the rights and obligations set forth in this subparagraph 5(c) are perpetual and, in any case, shall extend beyond the Restricted Period and Executive's employment hereunder.

            (d)  Exclusive Property. Executive confirms that all
                 ------------------
  confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Executive relating to the business of the Company shall be and remain the property of the Company. Upon the termination of his employment with the Company or upon the request of the Company at any time, Executive shall promptly deliver to the Company, and shall not, without the consent of the Company (which consent shall not be unreasonably withheld), retain copies of any written materials not previously made available to the public, records and documents made by Executive or coming into his possession concerning the business or affairs of the Company. Executive may retain records relating exclusively to the terms and condition of employment relationship with the Company. Executive understands and agrees that the rights and obligations set forth in this subparagraph 5(d) are perpetual and, in any case, shall extend beyond the Restricted Period and Executive's employment hereunder.

            (e)  Stock Ownership.    Other than as provided in
                 ---------------
  subparagraph 1(c) or 5(a) hereof, nothing in this Agreement shall prohibit Executive from acquiring or holding any issue of stock or securities of any company or other business entity, provided that Executive does not participate in the operations of any such company and provided further that, with respect to any class of voting securities listed on a national securities exchange or quoted on the automated quotations system of the National Association of Securities Dealers, Inc., Executive and members of his immediate family do not own at any time during the Restricted Period more than 5% of the issued and outstanding shares of such class of securities.

            (f)  Injunctive Relief.  Without intending to
                 -----------------
  limited the remedies available to the Company, Executive acknowledges that a breach of any of the covenants contained in this paragraph result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by this paragraph 5 or such other relief as may be required to specifically enforce any of the covenants in this paragraph 5.

       6.   Nonassignability, Binding Agreement.    Neither this
            -----------------------------------
  Agreement nor any right, duty, obligation or interest hereunder shall be assignable or delegable by Executive without the Company's prior written consent provided, however,
                                              --------  -------
  that nothing in this paragraph shall preclude Executive from designating any of his beneficiaries to receive any benefits payable hereunder upon his death, or the executors, administrators, or other legal representatives from assigning any rights hereunder to the person or persons entitled thereto.

       This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, any successors to or assigns of the Company and Executive's heirs and the personal representatives of Executive's estate.

       7.   Severability.  If the final determination of a court
            ------------
  of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that becomes closest to expressing the intention of the invalid or unenforceable term or provision.

       8.   Amendment; Waiver.  This Agreement may not be
            -----------------
  modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

       9.   Governing Law. All matters affecting this Agreement,
            -------------
  including the validity thereof, are to be governed by, interpreted and construed in accordance with the laws of the State of New Jersey.

       10.  Notices.  Any notice hereunder by either party to
            -------
  the other shall be given in writing by personal delivery or certified mail, return receipt requested. If addressed to Executive, the notice shall be delivered or mailed to Executive at the address last know to the Company, of if addressed to the Company, the notice shall be delivered or mailed to the Company at its executive offices, to the attention of the Chairman of the Board, with a copy to the Secretary of the Company, at 301 Blair Road, Woodbridge, NJ 07095. A notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by certified mail, on the date shown on the applicable return receipt.

       11.  Supersedes Previous Agreements.    This Agreement
            ------------------------------
  supersedes all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof, all such other negotiations, commitments, agreements and writings will have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing will have no further rights or obligations thereunder. Notwithstanding the foregoing, the parties acknowledge that the terms hereof shall have no effect on Executive's Supplemental Retirement Agreement date March 12, 1993.

       12.  Counterparts.  This Agreement may be executed by
            ------------
  either of the parties hereto in counterpart, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

       13.  Headings. The headings of paragraphs herein are
            --------
  included solely for convenience of reference and shall not control the meaning or interpretation of any of such provisions of this Agreement.

       14.  Tax Withholding.    The Company shall be entitled to
            ---------------
  deduct or withhold from any payment made hereunder all Federal, state and local taxes which the Company is requires by law to deduct ow withhold therefrom.

       15.  Definition of Affiliate. As used in this Agreement,
            -----------------------
  the term "Affiliate" shall mean a person, corporation or other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or Holdings.









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       IN WITNESS WHEREOF, the Company has caused this Agreement
  to be signed pursuant to the authority of its Board of Directors, and Executive has executed this Agreement as of the day and year first written above.

                                SUPERMARKETS GENERAL CORPORATION

                                By Jack Futterman
                                  ------------------------------
                                     Jack Futterman
                                     Chairman and
                                     Chief Executive Officer


                                    Anthony Cuti
                                   -----------------------------


  Consented to:

  SUPERMARKETS GENERAL HOLDINGS CORPORATION

  By Jack Futterman
    ----------------------------------------
       Jack Futterman
       Chairman and Chief Executive Officer

  The undersigned joins in this Agreement solely for purposes of its obligations under subparagraph (d) of paragraph 3 above.


  SMG-II HOLDINGS CORPORATION

  By Jack Futterman
    ----------------------------------------
       Jack Futterman
       Chairman and Chief Executive Officer